Exhibit 1

     The undersigned agree that the foregoing Amendment No. 8 to Schedule 13D dated November 30, 2001, is being filed with the Securities and Exchange Commission on behalf of each of S.A. Louis Dreyfus et Cie., a corporation organized under the laws of France, Louis Dreyfus Holding Company Inc., a Delaware corporation, Louis Dreyfus Commercial Activities Inc., a Delaware corporation, Louis Dreyfus Natural Gas Holdings Corp., a Delaware corporation, and L.D. Fashions Holdings Corp., a Delaware corporation.

Dated:

November 30, 2001	S.A. Louis Dreyfus et Cie.

	By:	/s/ Gerard Louis Dreyfus

Name: Gerard Louis-Dreyfus Title: President

November 30, 2001	Louis Dreyfus Holding Company Inc.

	By:	/s/ Jeffrey R. Gilman

Name: Jeffrey R. Gilman Title: Vice President

November 30, 2001	Louis Dreyfus Commercial Activities Inc.

	By:	/s/ Jeffrey R. Gilman

Name: Jeffrey R. Gilman Title: Vice President and Treasurer

November 30, 2001	Louis Dreyfus Natural Gas Holdings Corp.

	By:	/s/ Robert L. Bryant

Name: Robert L. Bryant Title: President and CEO

November 30, 2001	L.D. Fashions Holdings Corp.

	By:	/s/ Robert L. Bryant

Name: Robert L. Bryant Title: President and CEO